SENIOR EXECUTIVE EMPLOYMENT AGREEMENT


         THIS AGREEMENT made as of the 5th day of August, 1999 (the "Effective Date").


B E T W E E N:

                             INFOCAST CORPORATION, a corporation
                             incorporated under the laws of the State of Nevada, in the United States of America

                             (hereinafter referred to as the "Employer")

                                                              OF THE; FIRST PART

                             and


                             JAMES WILLIAM LEECH, of the City of Toronto, in the Province of Ontario

                             (hereinafter referred to as the "Employee")


                                                              OF THE SECOND PART

                  WHEREAS the Employer wishes to employ the Employee in the capacity of President and Chief Executive Officer effective September 4, 1999 (the "Start Date");

                  AND WHEREAS the Employer recognizes that the Employee will render and provide to the Employer special skills which are essential to the continued growth of the Employer's business and the Employer believes that it is reasonable and fair to the Employer that the Employee receive fair incentive and security of employment and compensation terms;

                  AND WHEREAS the Employer and the Employee have agreed to enter into this Employment Agreement to formalize in writing the terms and conditions reached between them governing the Employee's employment;

                  NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and Or other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

                                   Article 1.
                    RETENTION. DUTIES AND POP OF THE EMPLOYEE


1.1.     Employment of Employee.

         The Employer hereby employs the Employee effective the Start Date as its President and Chief Executive Officer to perform the duties and responsibilities incident to such position, subject at all times to the control and discretion of the Board of Directors of the Employer (the "Board"). Such employment shall continue, unless and until terminated in accordance with
Article 4 of this Agreement.

1.2.     Acceptance of Employment: Time and Attention.

         The Employee hereby accepts such employment and agrees that throughout the period of his employment hereunder, except as hereinafter provided, he will devote substantially all his time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Employer, and will perform the duties and responsibilities assigned to him pursuant to Section 1, subject, at all times, to the direction and control of the Board. As an executive officer, the Employee shall perform such specific duties and shall exercise such specific authority related to the management of the day-to-day operations of the Employer consistent with his position as President and Chief Executive Officer as may be assigned to the Employee from time to time by the Board. The Employee shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Employer shall from time to time establish. During the period of his employment hereunder, the Employee shall not, directly or indirectly, accept employment or compensation from, or perform services of any nature for, any business enterprise other than the Employer. Notwithstanding the foregoing, the Employer acknowledges and agrees that (i) during the term of this Agreement, the Employee may serve as a member of the Board of Directors of other corporations, and receive remuneration for such services, provided that the business of the Employer and provided that it does not otherwise interfere with the performance of his duties to the Employer in any material way and (ii) the Employee's current employer may require that the Employee provide transition assistance for up to 30 days after the Start Date. The Employee shall be elected to such offices of the Employer as may from time to time be determined by the Board. During the period of the Employee's employment hereunder, he shall not be entitled to additional compensation for serving in any offices of the Employer to which he is elected or appointed.

1.3.     Board of Directors

         The Employer agrees to include the Employee as a management nominee for election to the Board to solicit proxies in favour of such election at all meetings of Shareholders during the term of this Agreement.

                                   Article 2.
                            COMPENSATION AND BENEFITS

2.1.     Remuneration.

         For the performance of his services hereunder, the Employee shall be paid a salary (the "Base Salary") of Cdn. $330,000 per annum, payable twice monthly in arrears. The Employee's Base Salary shall be reviewed annually by the Board and, from time to time during the term of this Agreement, may be increased in the sole discretion of the Board.

         In the event that the Employee ceases to be a full-time employee but is a member of the Board, the Employee shall paid the same director fees paid by the Employer to its outside directors, from the date full-time employment ceases.

2.2.     Benefits and Perquisites

         Provided the Employee is otherwise eligible, the Employee will be entitled to participate in all benefit plans and to receive all perquisites enjoyed by the senior employees of the Employer. The Employer will pay the costs of the Employee's existing disability insurance with annual premiums of approximately Cdn. $5,000. All benefit plans will be governed and interpreted by their written terms, if applicable. In the event that the Employee's employment is terminated for any reason whatsoever, the Employer shall pay for and on behalf of the Employee the cost of all outplacement services reasonably required by the Employee which cost shall not exceed Cdn. $35,000.

2.3.     Incentive Plans.

         The Employee will be entitled to participate in all incentive plans (including, without limitation, a Bonus Plan which includes an entitlement to an annual target bonus of 50 percent of Base Salary to be paid within 90 days following the Employer's fiscal year end, and the Share Option Plan) made available to any employee of the Employer. Except as provided for herein, all incentive plans will be governed and interpreted by their written terms, if applicable.

         It is agreed that the Employee's bonus for the period ending March 31, 2000 shall be Cdn. $30,000 and shall be paid, on a prorated basis, at the end of each calendar quarter. It is further agreed that for all subsequent 12 month periods, the minimum annual bonus shall be Cdn. $50,000, payable Cdn. $12,500 per quarter.

         It is acknowledged that on June 1, 1999 the Employer granted the Employee 750,000 options to purchase common shares on terms substantially the same as those set forth in the InfoCast Corporation 1999 Share Option Plan (a copy of which is attached as Schedule A hereto) except as otherwise provided herein. These options were issued with an exercise price of US$7.00 each, which the Employer represents was the fair market value of the underlying common shares at the date the options were issued, and a term of 5 years from their date of issue. The terms of these options provide that they vest as to 250,000 options upon the Employee assuming the position of the Employer's President and Chief Executive Officer, 250,000 on the first anniversary thereof and the remaining 250,000 on the first anniversary thereof and the remaining 250,000 on the second anniversary thereof.

2.4.     Out-of-Pocket Expenses.

         The Employee shall, upon production of supporting statements and vouchers, be reimbursed forthwith by the Employer in accordance with applicable policies of the Employer for all reasonable out-of-pocket expenses actually incurred by the Employee in the performance of his duties under this Agreement. The Employer shall pay the Employee's reasonable legal fees and expenses incurred in connection with finalizing his employment arrangements to a maximum of Cdn. $10,000.

2.5.     Vacation.

         The Employee is entitled to a minimum of four weeks paid vacation in respect of each 12 month period of his employment hereunder. To the extent that the Employee does not utilize his full vacation entitlement in any given year, the Employee shall be entitled to carry forward his vacation entitlement to the next year provided that the Employee shall not be entitled to accumulate more than 10 weeks vacation.

                                   Article 3.
                          EMPLOYEE'S NEGATIVE COVENANTS

3.1.     Confidential Information.

         The Employee acknowledges that, in the course of carrying out, performing and fulfilling his obligations to the Employer under this Agreement, the Employee will have access to and will be entrusted with information that would reasonably be considered confidential to the Employer and its affiliates, clients or suppliers, the disclosure of any of which to competitors of the Employer or any of its affiliates, clients or suppliers, or the general public, would be highly detrimental to the best interests of the Employer. Except as may be required in the course of carrying out his duties under this Agreement, the Employee therefore covenants and agrees that he will not disclose or directly or indirectly caused to be disclosed, during his employment or any time thereafter, any of such information to any person, other than the directors, officers or employees of the Employee or any of its affiliates that have a need to know such information, nor shall the Employee use or exploit, directly or indirectly, the same for any purpose other than the purposes of the Employer. This provision will not apply to any confidential information which is publicly available through no fault of the Employee or which the Employee is required by law to disclose.

3.2.     Corporate Opportunities.

         Any business opportunities related to the business of the Employer or any of its affiliates which become known to the Employee during the period of his employment hereunder must be fully disclosed and made available to the Employer by the Employee and the Employee agrees not to take or omit to take any action if the result would be to divert from the Employer or any of its affiliates any opportunity which is within the scope of its business as known to the Employee from time to time.

3.3.     Proprietary Information.

         The Employee acknowledges and agrees that all right, title and interest in and to any information, trade secrets, inventions, discoveries, improvements, research materials and databases, including but not limited to patents, copyright, design and moral rights in the results thereof, made or conceived by the Employee during his employment with the Employer relating to the business or affairs of the Employer or any of its affiliates shall belong to the Employer and the Employee hereby waives any and all moral rights he may have in connection thereto. The Employee shall promptly communicate to the Employer all information concerning such proprietary information and, if requested by the Employer, the Employee shall provide, at the expense of the Employer, all such assistance as the Employer considers necessary to secure the vesting of such rights in the Employer. The Employee hereby, for the term of this Agreement, irrevocably appoints the Employer as the Employee's attorney with full power in Employee's name to execute and deliver documents and do any things which the Employer may consider necessary or desirable for purposes of giving effect to this Section 3.3. The Employee hereby agrees to ratify and confirm whatever the Employer may lawfully do as the Employee's attorney.

3.4.     Non-Competition.

         (a) In consideration of his employment hereunder, the Employee shall not, during the Employee's term of employment (as set forth in Section 1.1) and during the 6 month period following the date that the Employee ceases to be an employee of the Employer or other termination of this Agreement (regardless of what initiated the termination and whether with or without cause), either individually or in partnership or in conjunction in any way with any person or persons, corporation, partnership or other entity, whether as principal agent, director, member, officer, consultant, shareholder, guarantor, creditor in or any other manner whatsoever, directly or indirectly:

                  (i) solicit, interfere with, endeavour to entice away from the Employer or any of its affiliates, accept any business related to the Restricted Business from, or sell any product or render any service related to the Restricted Business to, any person, firm, or corporation who is or was a client, customer or supplier of the Employer or any of its affiliates with whom the Employer or its affiliate has or has had any dealing during the 6 month period immediately preceding the date upon which the Employee ceases to be an employee of the Employer;

                  (ii) offer employment to (unless previously terminated by Employer) or endeavour to entice away from the Employer or any of its affiliates, any person employed by the Employer or its affiliates at the date upon which the Employee ceases to be an employee of the Employer or interfere in any way with the employment relationship between such employee and the Employer or its affiliate, as the case may be or induce, influence or seek to induce or influence any person engaged as an employee, representative, agent, independent contractor or otherwise by the Employer, to terminate his or her relationship with the Employer;

                  (iii) engage in, carry on or otherwise be concerned with or have any interest in, or advice, lend money to, guarantee the debts or obligations of, or permit the Employer's name or any part thereof to be used to employer by, and person, firm, association, syndicate or corporation engaged in or concerned with, a Restricted Business in North America; or

                  (iv) own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity engaged in or concerned with, a Restricted Business in North America.

                  For the purpose of this Section 3.4(a), "Restricted Business" means any business carried on by the Employer or any of its affiliates at the date upon which the Employee ceases to be an employee of the Employer.

         (b)      The   foregoing   covenants   are   given   by  the   Employee
                  acknowledging that the Employee either has or will have specific knowledge of the affairs or the Employer and its business. Therefore, the Employee hereby acknowledges and agrees that all covenants, provisions and restrictions contained in this Article 3 are reasonable and valid in the circumstances of this Agreement, and all defenses to the strict enforcement thereof by the Employer are hereby waived by the Employee. The Employee acknowledges and agrees that any breach by the Employee of the covenants, provisions and restrictions contained in this Article 3 during the term of his employment under this Agreement shall constitute cause for termination.

         (c) The Employee further acknowledges and agrees that in the event of a breach of the covenants, provisions and restrictions in this Article 3, the Employer's remedy in the form of monetary damages may be inadequate and that the Employer shall be and is hereby authorized and entitled, in addition to all other rights and remedies available to the Employer, to apply for and obtain from any court of competent jurisdiction interim and permanent injunctive relief and an accounting of all profits and benefits arising out of such breach. The Employee also acknowledges that the operation of the foregoing covenants may seriously constrain his freedom to seek other remunerative employment.

3.5.     Investments.

         Nothing in this Agreement shall be deemed to prevent or prohibit the Employee from owning shares in a public company as an investment, so long as the Employee does not own more than 5 percent of the outstanding voting shares thereof.

3.6.     Survival.

         Neither the termination of this Agreement, nor of the Employee's employment hereunder, shall terminate or affect in any manner any provision of this Article 3 that is intended by its terms to survive such termination.

3.7.     Qualification of Non-Competition.

         If the provisions of Section 3.4 are ever adjudicated to exceed the limitations on time or geographic scope permitted by applicable law, then such provisions shall be deemed to be amended to the maximum time or geographic scope permitted by applicable law.


                                   Article 4.
                                   TERMINATION

4.1.     Termination for Cause, Disability, Etc.

         (a) Subject to Section 4.4, the Employer may terminate this Agreement and the Employee's employment hereunder without payment of any compensation either by way of anticipated earnings or damages of any kind for any of the following reasons:

                  (i) cause which, for the purposes of this Agreement, means a wilful refusal on the part of the Employee to perform the services required of him under this
                           Agreement (including the wilful and intentional withholding of services thereunder), any breach of his fiduciary duties to the Employer likely to cause material harm to the Employer, fraud or any conviction of a felony or indictable offense or any crime involving moral turpitude or any of the theft or dishonesty relating to a matter material to the Employer, provided that a wilful refusal to perform the services required under this Agreement will constitute cause only if the Employee fails to terminate the relevant actions or cure the relevant failure to act and remedy any harm therefrom within 10 business days after receipt of written notice to such wrongful act, failure to act or harm from the Employer;

                  (ii) disability which, for the purposes of this Agreement, means the eligibility of the Employee for long term disability benefits under the disability insurance referred to in Section 2.2 of this Agreement; or

                  (iii)    death of the Employee.

         (b) In the event of termination pursuant to Section 4.1(a), the Employee's sole entitlement shall be his Base Salary to and including the date of termination, all benefits accrued to the date of termination and all rights pursuant to any Share Option Plan governing options issued to the Employee. For greater certainty, the Employee shall not be entitled to any part or pro rata payment for any unpaid bonus or payments pursuant to any incentive plans except to the extent earned but not yet paid for the fiscal year immediately preceding the date of termination.

         (c)      In the event of termination  pursuant to Section 4.1(a)(ii) or
                  (iii) above, the Employee's sole entitlement shall be his Base Salary to and including the date of termination, all benefits accrued to the date of termination, all rights pursuant to any Share Option Plan governing options issued to the Employee (provided that all such options shall immediately accelerate and vest in the Employee or the legal representative of his estate, as applicable) and a pro rata payment for all bonuses (calculated as the greater of the bonus which would be paid under the Employer's bonus plan on the basis that targets were met and 50% of annual Base Salary) and payments pursuant to any incentive plans up to the date on which the Employee's active employment ceased.

4.2.     Other Termination by Employer without Cause.

         Notwithstanding  anything  contained in this  Agreement  and subject to
Section 4.4, where the provisions of Section 4.1 do not apply, this Agreement and the Employee's employment under this Agreement may be terminated at any time by the Employer during the term set out in Section 1.1 as follows:

         (a) the Employer shall pay to the Employee his Base Salary to and including the date of termination, together with a lump sum amount equal to 2 times his annual Base Salary (the "Base Severance");

         (b) the Employer shall pay the Employee a lump sum amount in lieu of his annual bonus equal to the Base Severance times the higher of 50% or the percentage last used in determining the Employee's annual bonus.

         (c) all options for shares of the Employer issued to the Employee shall immediately accelerate and vest in the Employee and the exercise period for all options for shares of the Employer issued to the Employee shall be 24 months from the date of the termination.

         (d) the Employer shall continue, for a period of 24 months from the date of termination of this Agreement, all group insurance, pension or other benefits and all perquisites at a level equivalent to those provided to the Employee immediately proceeding the date of termination, provided that if the Employer cannot continue any particular group insurance or other benefit or perquisite, the Employer shall reimburse the Employee for the cost to the Employee to replace such group insurance or other benefit or perquisite; and

         (e) the Employer shall pay the Employee all bonuses (calculated as the greater of the bonus which would be paid under the Employer's bonus plan on the basis that targets were met and 50% of annual Base Salary) and payments under the incentive plans pro rata to the date of termination.

4.3.     Other Termination by Employee.

         Notwithstanding  anything  contained in this  Agreement  and subject to
Section 4.4, where the provisions of Section 4.1 do not apply, this Agreement and the Employee's employment under this Agreement may be terminated at any time by the Employee during the term set out in Section 1.1 upon three (3) months' notice in the case of termination before the second anniversary of the Start Date, and one (1) months' notice in the case of termination on or after the second anniversary of the Start Date, in writing by the Employee to the Employer. In that event, the following shall apply:

         (a) the Employer shall pay to the Employee his Base Salary to the effective date of resignation;

         (b) the Employer shall pay the Employee a lump sum amount in lieu of his annual bonus equal to the Base Salary times the higher of 50% or the percentage last used in determining the Employee's annual bonus, pro rata to the effective date of resignation; and

         (c) the exercise period for all options for shares of the Employer issued to the Employee shall be as provided pursuant to the Share Option Plans under which they were issued.

4.4.     Other Termination By Reason of Change in Control.

         (a) In the event of termination by the Employer of the Employee at any time within 24 months following the occurrence of a "Change of Control" (as hereinafter defined), then the provisions of Section 4.1, 4.2 and 4.3 shall not apply. Rather, notwithstanding anything contained in this Agreement, the following shall apply:

                  (i)      the  Employer  shall  pay to the  Employee  an amount
                           equal  to  3  times  his  annual   Base  Salary  (the
                           "Enhanced Severance");

                  (ii) the Employer shall pay the Employee an amount in lieu of his annual bonus equal to the Enhanced Severance times the higher of 50% or the percentage last used in determining the Employee's annual bonus;

                  (iii) all options for shares of the Employer issued to the Employee shall immediately accelerate and vest in the Employee and the exercise period for all options for shares of the Employer issued to the Employee shall be 36 months from the date of the termination;

                  (iv) the Employer shall continue, for a period of 36 months from the date of termination of this Agreement, all group insurance, pension or other benefits and all perquisites at a level equivalent to those provided to the Employee immediately proceeding the date of termination, provided that if the
                           Employer cannot continue any particular group insurance or other benefit or perquisite, the Employer shall reimburse the Employee for the cost to the Employee to replace such group insurance or other benefit perquisite; and

                  (v) the Employer shall pay the Employee all bonuses and payments under the incentive plans pro rata to the date of termination.

         (b) For the purposes of this Agreement, "Change of Control" shall mean the occurrence, at any time, of any of the following events:

                  (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets of the Employer to any person or entity or group of persons or entities acting jointly or in concert as a partnership or other group (a "Group of Persons");

                  (ii) the merger, consolidation or other business combination of the Employer with or into another corporation with the effect that the shareholders of the Employer immediately following the merger, consolidation or other business combination, hold 50% or less of the combined voting power of the then outstanding securities of the surviving corporation of such merger, consolidation or other business combination ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors;

                  (iii) the replacement of a majority of the Board or of any committee of the Board in any given year as compared to the directors who constituted the Board or such committee at the beginning of such year, and such replacement shall not have been approved by the Board, as the case may be, as constituted at the beginning of such year;

                  (iv) a person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately registered purchases, merger, consolidation or other business combination, or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Employer representing 20% or more of the combined voting power of the then outstanding securities of such corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or

                  (v) the voluntary liquidation, dissolution or winding-up of the Employer, in connection with which a distribution is made to the holders of the Employer's common shares.

4.5.     General Termination Provisions.

         (a) Upon any termination of this Agreement for any reason, the Employee shall at once deliver or cause to be delivered to the Employer all books, documents, effects, money, securities or other property belonging to the Employer or for which the Employer is liable to others, which are in the possession, charge, control or custody of the Employee.

         (b) All amounts referred to in this Agreement, specifically including the Employer's payment obligations pursuant to this
                  Article 4, shall constitute when due a debt owned by the Employer to the Employee. The Employee shall not be required to mitigate damages by seeking other employment or otherwise, nor shall the amount provided for under this Agreement be reduced in any respect in the event that the Employee shall secure alternative employment, or not reasonably pursue alternative employment, following the termination of the Employee's employment with the Employer. Notwithstanding the foregoing, should the Employee replace any life, health or accident plan, at an equivalent level, upon obtaining alternate employment or otherwise, the Employer shall not be required to continue such benefits.

         (c) As a condition to any payment pursuant to this Article 4, the Employee agrees to deliver to the Employer at the time of payment a full and final release from all actions or claims, such release to be in form reasonably satisfactory to the Employer and to be for the benefit of the Employer, its affiliates, directors, officers and employees.

                                   Article 5.
                             DIRECTORS AND OFFICERS

5.1.     Resignation.

         If the Employee is a director or officer at the relevant time, the Employee agrees that, after termination of his employment with the Employer for any reason, he will tender his resignation from any position he may hold as an officer or director of the Employer or any of its affiliated or associated companies. If the Employee fails to resign, the Employer is irrevocably authorized to appoint another person to act in his name and on his behalf to sign any documents necessary to give effect to the resignation.

5.2.     Indemnity.

         (a) Subject to the provisions of applicable law, the Employer agrees to indemnify and save the Employee harmless from and against all demands, claims, costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which the Employee is made a party by reason of being or having been a director or officer of the Employer or any affiliated company, whether before or after any termination if:

                  (i) the Employee acted honestly and good faith with a view to the best interests of the Employer;

                  (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Employee had reasonable grounds for believing that his conduct was lawful.

         (b) Subject to the provisions of applicable law, the Employer agrees, with the approval of the court, to indemnify and save the Employee harmless from and against all demands, claims, costs, charges and expenses reasonably incurred by him in connection with an action by or on behalf of the Employer to procure a judgment in the Employer's favour to which the Employee is made a party by reason of being or having been a director or officer of the Employer or of any affiliated company, whether before or after any termination, if:

                  (i) the Employee acted honestly and in good faith with a view to the best interest of the Employer; and

                  (ii) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the Employee had reasonable grounds for believing that his conduct was lawful.

         (c) The Employer agrees to obtain and maintain comprehensive directors and officers liability insurance in respect of the Employee in an amount (i) equal to coverage customary for companies in the same industry as the Employer and (ii) to be agreed to between the Employer and the Employee and subject to periodic review.

                                   Article 6.
                           GENERAL CONTRACT PROVISIONS

6.1.     Notices.

         Any notice or other document ("Notice") required or permitted to be given hereunder shall be in writing and shall be given by hand delivery, responsible over night delivery service, or facsimile transmission (with confirmation of receipt), to be addressed to:

         (a)      the Employer or the Board of Directors at:

                  1 Richmond St. West, Suite #901
                  Toronto, Ontario
                  M5H 3W4

                  Telephone: 416-867-9087
                  Facsimile:  416-867-9320

                  with a copy to:

                  Olshan Grundman Frome Rosenzweig & Wolosky LLP
                  505 Park Avenue
                  New York, New York 10022

                  Attention: Jeffrey S. Spindler, Esq.

                  or to such other person as the Employer may designate;

         (b)      the Employee at:

                  61 Inglewood Drive
                  Toronto, Ontario
                  M4T 1H2

                  Telephone: 416-489-3737
                  Facsimile: 416-489-0005

         Any notice hand delivered personally or by delivery service or transmitted by facsimile shall be deemed to have been received by and given to the addressee on the day of delivery or transmission occurs after normal business hours, on the business day next following the date of transmission.

6.2.     Currency.

         All dollar amounts set forth or referred to in this Agreement and all uses of the dollar sign ($) used herein refer to Canadian currency, except as otherwise indicated.

6.3.     Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

6.4.     Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties hereto attorn to the jurisdiction of the courts of the Province of Ontario.

6.5.     Interpretation not Affected by Headings, etc.

         Any headings preceding the text and paragraphs in this Agreement hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

6.6.     Deemed Amendments.

         If any paragraph or provision of this Agreement is adjudicated to be invalid or unenforceable, in whole or in part then such paragraph or provision, or part thereof, shall be deemed amended to delete therefrom the objectionable portion and the remaining portions of this Agreement shall continue to remain in full force and effect.

6.7.     Non-Assignability

         Neither  this  Agreement,   nor  the  right  to  receive  any  payments
hereunder, may be assigned by the Employee without the prior written consent of the Employer.

6.8.     Time of the Essence.

         Time shall be of the essence of this Agreement.

6.9.     Binding Effect.

         This Agreement shall be binding upon and shall enure to the benefits of each of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

6.10.    Entire Agreement

         This Agreement (together with the plans and documents referred to herein, that certain letter agreement between the parties hereto dated the date hereof, and the arrangements regarding the Employee's option to purchase shares of Treetop Capital, Inc.) supersedes and replaces all prior negotiations and/or agreements made between the parties, whether oral or written, and shall constitute the entire Agreement between the parties with respect to all matters relating to the Employee's employment and the execution of this Agreement has not been induced by, nor do any of the parties hereto rely upon or regard as material any representations or writings whatsoever not incorporated into and made a part of this Agreement. This Agreement shall not be amended, altered or modified except in writing signed by the parties hereto.

6.11.    Taxes.

         All payments under this Agreement shall be subject to withholding of such amounts, if any relating to tax or other payroll deduction as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

         IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the Effective Date.


                              INFOCAST CORPORATION


                              Per:     /s/ A.T. Griffis
                                       --------------------------------


                              Per:     ________________________________



                                       /s/ JAMES WILLIAM LEECH
__________________________             _____________________________________ l/s
Witness                                JAMES WILLIAM LEECH